Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-114193, 333-24383 and 333-83330 of Spescom Software Inc. and subsidiaries on Form S-8 of our report, dated October 29, 2004, except for Note 14 as to which the date is November 5, 2004, appearing in this Annual Report on Form 10-K of Spescom Software Inc. and subsidiaries for the year ended September 30, 2004.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 6, 2004